Tenancy Agreement
租約

An Agreement is made the 02 day of APR , 2026 between the Landlord and the Tenant as more particularly described in Schedule I.
此合約由業主及租客(雙方資料詳列於附表一)於 2026 年 4 月 2 日訂立。

The Landlord shall let and the Tenant shall take the Premises for the Term and at the Rent as more particularly described in Schedule I and both parties agree to observe and perform the terms and conditions as follows:-
業主及租客雙方以詳列於附表一的租期及租金分別租出及租入詳列於附表一的物業，並同意遵守及履行下列條款：-

1. The Tenant shall pay to the Landlord the Rent in advance on the 1st day of each and every calendar month during the Term. If the Tenant shall fail to pay the Rent within 15 days from the due date, the Landlord shall have right to institute appropriate action to recover the Rent and all costs, expenses and other outgoings so incurred by the Landlord in relation to such action shall be a debt owed by the Tenant to the Landlord and shall be recoverable in full by the Landlord.
租客須在租期內每個月份第一天上期繳付指定的租金予業主。倘租客於應繳租金之日的十五天內仍未清付該租金，則業主有權採取適當行動追討租客所欠的租金而由此而引起的一切費用及開支將構成租客所欠業主的債項，業主將有權向租客一併追討所欠款項全數。

2. The Tenant shall not make any alteration and / or additions to the Premises without the prior written consent of the Landlord, which consent shall not be unreasonably withheld or delayed.
租客在沒有業主書面同意前，不得對該物業作任何改動／或加建，惟業主不得無理拒絕或延遲給予租客有關的同意書。

3. The Tenant shall not assign, transfer sublet or part with the possession of the premises or any part thereof to any other person. This tenancy shall be personal to the Tenant named herein. The Landlord agrees that the Tenant shall also have the right to display the names of such person(s) or company/ies, which are affiliated with the Tenant, on the directory board on the Ground Floor of the building and at the entrance of the Premises.
租客不得轉讓、轉租或分租該物業或其任何部分或將該物業或其任何部分的佔用權讓予任何其他人等。此租約權益將為租客個人擁有。業主同意租客可展示隸屬於租客的公司或個人的名牌於物業門口及大廈地下用戶水牌。

4. The Landlord and The Tenant agree that The Landlord shall not take any responsibility of the repairs and maintenance of the central air-conditioning equipment. After commencement of lease term such repairs and maintenance of the central air-conditioning equipment shall be responsible by the Tenant. The Tenant shall also be keep regularly cleaning for the air-conditioning equipment. Any damage or failure of the air-conditioning equipment shall be repaired or compensated by the Tenant.
業主及租客同意，業主將不會負責該單位內冷氣設備之維修及保養。由租約生效開始此單位內之冷氣設備維修及保養由租客負責。租客亦需負責定期清洗冷氣設備，如冷氣設備有任何損壞或故障，租客需承擔維修或賠償。

5. The Tenant shall comply with all ordinances, regulations and rules of Hong Kong and shall observe and perform the covenants, terms and conditions of the Deed of Mutual Covenant and Sub-Deed of mutual covenant (if any) relating to the Premises. The Tenant shall not contravene any negative of restrictive covenants contained in the Government Lease(s) under which the Premises are held from the Government.
租客須遵守香港一干法律條例和規則及該物業屬的大廈有關的公契內的條款。租客亦不可違反屬該物業地段內的官批地契上的任何制約性條款。

6. The Tenant shall during the Term pay and discharge all charges in respect of management fee, Government Rent and Rates, water, electricity and telephone and other similar charges payable in respect of the Premises.
租客須在租約期內清繳一切有關該物業的管理費、差餉及地租、水費、電費、電話費及其他類似的雜費等。

7. If the Tenant fails to pay the rent or any other sums payable under this Tenancy Agreement within 15 days after the due date, such sums shall be deemed to be in arrears. Without prejudice to any other rights or remedies of the Landlord, the Tenant shall pay interest on all overdue amounts at the rate of 7% per annum, calculated on a daily basis from the due date until full payment is made (whether before or after judgment).
如租客未能於到期日後 15 日內繳付租金或本租約項下應付之任何款項，該等款項即視為拖欠。在不影響業主之其他權利或補救措施之情況下，租客須就所有逾期未付款項按年利率 7%支付利息，並按日計算，由到期日起計至實際全數清還之日止（不論判決前或判決後）。

8. Before the expiration of the Lease Term whether the Tenant wants to renew the lease or not the Tenant shall give not less than two months prior written notice to the Landlord.
租約期滿前，租客如若繼續租賃或退租需於兩個月之前以書面通知業主。

9. The Tenant shall pay to the Landlord the Security Deposit set out in Schedule 1 for the due observance and performance of the terms and conditions herein contained and on his part to be observed and performed provided that there is no antecedent breach of any of the terms and conditions herein contained, the Landlord shall refund the Security Deposit to the Tenant without interest within 30 days from the date of delivery of vacant possession of the Premises to the Landlord or settlement of any outstanding payment owed by the Tenant hereunder or any part thereof shall be unpaid for fifteen (15) days after the same shall become payable (whether legally demanded or not) or if the Tenant shall commit a breach of any of the terms and conditions herein contained, it shall be lawful for the Landlord at time thereafter to re-enter the Premises whereupon this Agreement shall absolutely determine and the Landlord any deduct any loss or damage suffered by the Landlord as a result of the Tenant's breach from the Security Deposit without prejudice to any other right of action or any remedy of the Landlord in respect of the Landlord in respect of such breach of the Tenant.

租客須交予業主保証金（金額如附表一所列）作為保証租客遵守及履行此租客所需遵守及履行的條款的按金。若租客在租期內並無干犯此合約內任何條款，則業主須於收回交吉的物業或一切租客欠款後（以較遲者作準）三十天內無息退還該保証金予租客。但若租客拖欠根據此合約需要支付的租金及／或其他款項超過十五天（無論有否以法律行動追討）或若租客違反此合約內任何條款，業主可合法收回該物業而此租將立被終止：業主可從保証金內扣除因租客違約而令業主所受的損失，而此項權利將不會影響業主因租客違約而可採取其他合法行動的權利。

10. Provided the Tenant shall have paid the Rent and other outgoings on the days and in the manner herein provided and observe and perform the terms and conditions herein contained and on the Tenant's part to be observed and performed, the Tenant shall peacefully hold and enjoy the Premises during the Term without any interruption by the Landlord.
若租客按時清繳租金和雜費及沒有干犯此合約內任何條款，則業主不得在租約期內干擾租客享用該物業。

11. The Landlord shall pay the Property tax payable in respect to the Premises and all expenses of a capital and non-recurring nature.
業主負責繳付有關該物業的物業稅，資本性及非經常開支。

12. The Stamp Duty payable on this Agreement in duplicate shall be borne by the Landlord and the Tenant in equal shares.
業主及租客各負責屬此合約一式兩份的印花稅一半費用。

13. The Landlord and the Tenant agree to be bound by the additional terms and conditions contained in Schedule I, II, III, IV (if any.)
業主及租客雙方同意遵守附表一、二、三及四內的附加條款（如有的話）。

14. If there is any conflict between the English version and the Chinese version in this Agreement, the English version shall prevail.
此合約內的英文文本與中文文本存有差異時，將以英文文本為準。

15. Governing law and jurisdiction 適用法律及司法管轄
This Agreement shall be governed by and construed in accordance with the laws of Hong Kong. The parties submit to the non-exclusive jurisdiction of the Hong Kong courts.
本合約受香港法律管轄並按其詮釋，雙方同意接受香港法院之非專屬司法管轄權。

Received the security deposit amount of
HK$ 205,566.00bby the Landlord
業主收到租客所交的租金按金金額
港幣$205,566.00

Received 4 key(s) of the Premises by the Tenant

租客接收業主所交屬該物業的鎖匙
共 4 條

Confirmed and Accepted all the terms and conditions contained herein by the Landlord:
業主確認及接受這合約內所有條款的約束:

HKID / B.R. No. (61384980)

Confirmed and Accepted all the terms and conditions contained herein by the Tenant:
租客確認及接受這合約內所有條款的約束:

HKID / B.R. No. (65986140)
Trendic International Limited

Schedule I
附表一

The Premises : 物業	OFFICE E ON 18TH FLOOR, BILLION PLAZA 2, NO 10 CHEUNG YUE STREET, CHEUNG SHA WAN, KOWLOON
	whose *address / registered office is situate at 其通訊地址／註冊地址為
The Landlord : 業主	Universal Talent Inc Ltd BR NO. 61384980 whose registered office is situated at Workshop M, 21/F, Kai Bo 22, No.22 Wing Kin Road, Kwai Chung, NT, Hong Kong.
Telephone No. / 電話:	28829655 (Mr. Chris Yuen)
The Tenant : 租客	Trendic International Limited BR NO. 65986140 whose registered office is situated at Office 5, 17/F Peakcastle, no., 476 Castle Peak Road, Cheung Sha Wan , Kowloon, Hong Kong.
Telephone No. / 電話 :	(公司) / (Ms SETO Wai Yue)
Term	: TWO YEAR FIXED From 15/06/2026 to 14/06/2028 (both days inclusive), The first twelve-four (24) months shall be a fixed term (the "Fixed Term"), during which neither party may terminate this Tenancy. The remaining twelve (12) months shall be a flexible term (the "Flexible Term"), during which either party may terminate this Tenancy by giving not less than two (2) month's prior written notice to the other party.
租期	: 貳年 固約 由 15/06/2026 至 14/06/2028 (包括首尾兩天)，首二十四個月為固定租期（「死約期」），於死約期內，任何一方均不得終止本租約。其後十二個月為浮動租期（「生約期」），於生約期內，任何一方可提前不少於二個月以書面通知對方終止本租約。
Rent 租金	: **HK$56,650.00** per month (Exclusive Management fee, Government Rates & Rents) 每月為**港幣$56,650.00** (不包括管理費、差餉及地租費用)
Management fee 管理費	: **HK$ 7,392.00** (at current rate) (per month) (subject to revision from time to time) 每月為**港幣$7,392.00** (每月以現金額為準) (將會不時調整)
Gov. Rent & Rates 地租及差餉	: **HK$13,440.00** (at current rate) (per quarter) (subject to revision from time to time) 每季為**港幣$13,440.00** (每季以現金額為準) (將會不時調整)
Security Deposit 保証金	: **HK$205,566.00** (Inclusive 3 months rental HK$169,950.00, 3 months Management fee HK$22,176.00 & 1 quarter Government rent & rates HK$13,440) **港幣$205,566.00** (包括 3 個月租金港幣$169,950.00、3 個月管理費港幣 $22,176.00 及 1 季地租差餉港幣$13,440)

Schedule II
附表二

1. User 用途

The Tenant shall not use or permit to be used the Premises or any part thereof for any purpose other than for **OFFICE** purpose only. [P.S. Please select one item: e.g. ~~residential / commercial~~ / office / ~~shop / industrial~~]
租客除將該物業作辦公室用途外，不可將該業物或其任何部分作其他用途。〔備註-請選一項：~~例如住宅／商~~業／辦公室／~~商店／工業~~〕

2. Miscellaneous Payments 雜項費用

a) The tenant shall be responsible for the following payments payable in respect of the Premises during the Term:-
租客在期內負責下列費用

*(a) Management fee 管理費	: (at current rate) (per month) (subject to revision from time to time) : (每月以現金額為準) (將會不時調整)
*(b) Government Rates 差餉	: (Subject to annual amount demanded by the Government) : (每季以政府實收者為準)
*(c) Government Rent 地租	: (Subject to annual amount demanded by the Government) : (每季以政府實收者為準)

b) The Landlord shall be responsible for the following payments payable in respect of the Premises during the Terms:-
業主在租期內負責下列費用:

[P.S.-Pleases fill in the following if the Rent shall include any of the following expenses.]
[備註 – 如租金包括以下任何一種開支，請填寫下列部分。]

~~*(a) Management fee~~ ~~管理費~~	~~: BY LANDLORD (at current rate) (per month) (subject to revision from time to time)~~ ~~: (每月以現金額為準) (將會不時調整)~~
~~*(b) Government Rates~~ ~~差餉~~	~~: BY LANDLORD(Subject to annual amount demanded by the Government)~~ ~~: (每季以政府實收者為準)~~
~~*(c) Government Rent~~ ~~地租~~	~~: BY LANDLORD(Subject to annual amount demanded by the Government)~~ ~~: (每季以政府實收者為準)~~

* delete where inapplicable.
刪去不適用者

3. Use of premises 物業用途

The Premises shall be used for commercial / office purposes only and for no immoral, illegal, or residential use.
該物業只可作商業／辦公室用途，不得作不道德、違法或住宅用途

4. Governing law and jurisdiction 適用法律及司法管轄

This Agreement shall be governed by and construed in accordance with the laws of Hong Kong. The parties submit to the non-exclusive jurisdiction of the Hong Kong courts.
本合約受香港法律管轄並按其詮釋，雙方同意接受香港法院之非專屬司法管轄權。

5. Others 其他

甲、現狀交吉，電力轉為租客名下，該單位內現有的間隔，租客退租後不用還原。

乙、單位內地氈更換地板，租客退租後不用還原。

丙、單位內接駁來去水，加裝鋅盤及水龍頭，租客退租後不用還原。

丁、租客承諾不會改動該單位內的間隔，冷氣設備及電制總制位置。

Schedule III
附表三

出租物業地址：

香港 九龍

長沙灣 長裕街 10 號

億京廣場 2 期

18 樓 E 室

業主 (Universal Talent Inc Ltd) 及租客 (Trendic International Limited) 雙方同意：

1.) 如租客為有限公司，則其公司之董事需無條件及不能撤銷地保證租客將會依本合約之條款履行租約，並同意： -

(A.) 如租客不依約繳付租金，公司之董事會按業主之書面要求而即時代租客繳付租金；

(B.) 如租客不依本合約之條款而引致業主蒙受任何損失，公司之董事會彌償業主因此而招致之一切損失。

2.) 租客及業主雙方同意，日後租客如不續租，租客需要以原狀交吉，及單位內之一切電器設備亦需運作正常。

業主簽署接受：

____

商業登記證號碼 (61384980)

日期：

租客簽署接受：

Trendic International Limited

商業登記證號碼 (65986140)

日期： 2026年4月2日

租客之董事確認及接受這合約內所有條款的約束

SETO Wai Yue

香港身份證號碼 (Z383055 (2))

日期：2026 年 4 月 2 日